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                                                                      EXHIBIT 99
                               CORDIS CORPORATION
           SHAREHOLDER'S PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
            CORDIS CORPORATION FOR A SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 23, 1996.

    TO: CORDIS CORPORATION ("CORDIS")

        I appoint Robert C. Strauss and Alfred J. Novak, individually and together, as my proxies, with power of substitution, to vote all of my shares of Cordis common stock, par value $1.00 per share, at the Special Meeting of shareholders of Cordis to be held on Friday, February 23, 1996, at 9:00 a.m., and at any adjournment or postponement of the meeting.

        I HAVE FILLED IN THE APPROPRIATE BOXES ON THE OTHER SIDE OF THIS CARD, BUT IN THE ABSENCE OF ANY INSTRUCTIONS FROM ME, MY PROXIES WILL VOTE "FOR" ITEM 1. MY PROXIES MAY VOTE ACCORDING TO THEIR DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING. I MAY REVOKE THIS PROXY PRIOR TO ITS EXERCISE.

               PLEASE SIGN AND DATE THE OTHER SIDE OF THIS CARD.

                    (Please fill in the appropriate boxes on the other side)
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    (Continued from other side)

                               CORDIS CORPORATION

            PLEASE MARK YOUR CHOICES LIKE THIS /X/ IN BLUE OR BLACK INK

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 1.

        - ITEM NO. 1 -- Approval of the Agreement and Plan of Merger dated as of November 12, 1995, as amended on December 27, 1995, among Johnson & Johnson, JNJ Merger Corp. and Cordis.

FOR          AGAINST          ABSTAIN
/ /            / /              / /

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                                                           Date

                                               X
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                                                         Signature
                                               X
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                                                         Signature

                                               Please sign exactly as
                                               name(s) appear(s) to the
                                               left. Trustees, executors and
                                               other fiduciaries should
                                               indicate their capacity.
                                               Shares held by corporations,
                                               partnership, associations,
                                               etc., should be signed by an
                                               authorized person, giving
                                               full title or authority. If
                                               shares are held jointly, each
                                               shareholder named should
                                               sign. Date and promptly
                                               return this card in the
                                               envelope provided.